EXHIBIT 1.01.1

Icahn Enterprises L.P. and Icahn Enterprises Holdings L.P.
Conflict Minerals Report
(Federal-Mogul LLC)

INTRODUCTION
This Conflict Minerals Report (“CMR”) of Icahn Enterprises L.P. and Icahn Enterprises Holdings L.P. has been prepared pursuant to Rule 13p-1 and Form SD promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”) for the reporting period from January 1, 2017 to December 31, 2017 (“the Reporting Period”). Due to the nature of our business, this CMR was prepared to specifically disclose certain information relating to our operating subsidiary, Federal-Mogul LLC (“Federal-Mogul” or the “Company”).
Rule 13p-1 under the Exchange Act requires the disclosure of certain information when a company manufactures or contracts to manufacture products for which “Conflict Minerals” are necessary to the functionality or production of those products. “Conflict Minerals” for the purposes of Rule 13p-1 are gold, columbite-tantalite (coltan), cassiterite, and wolframite (including their derivatives, tantalum, tin and tungsten, and other minerals or derivatives the U.S. Secretary of State may designate in the future). The “Covered Countries” for the purposes of Rule 13p-1 are the Democratic Republic of the Congo (“the DRC”), the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia, and Angola.
In accordance with Securities and Exchange Commission (“SEC”) guidance, this CMR is not audited.
As required by Rule 13p-1, this CMR relates to products: (i) for which Conflict Minerals are necessary to the functionality or production of those products; (ii) that were manufactured, or contracted to be manufactured, by the Company; and (iii) for which the manufacture was completed during the Reporting Period. These products, which are collectively referred to in this report as the “Covered Products”, include railcars and certain railcar components manufactured or sourced by Federal-Mogul's Manufacturing segment. The Company believes that only a small portion of the materials content of the Covered Products constitute Conflict Minerals necessary to their functionality and/or production.

1.    COMPANY OVERVIEW

The Company

Federal-Mogul is a diversified, global supplier of automotive products to a variety of end markets. Federal-Mogul has two business segments that principally focus on discrete markets, each with a chief executive officer reporting to the board of directors. The Federal-Mogul Powertrain segment (“Powertrain”) focuses on original equipment powertrain products for automotive, heavy-duty, and industrial applications. The Federal-Mogul Motorparts segment (“Motorparts”) sells and distributes a broad portfolio of products in the global vehicle aftermarket, while also serving original equipment manufacturers (“OEMs”) with vehicle products including brakes, wipers and, to a limited extent, chassis components.

For more than a century, Federal-Mogul has developed the innovative products its customers need to produce the next generation of vehicles and maintain the present vehicle population. Federal-Mogul is a preferred provider to its customers as a result of its global engineering, manufacturing, distribution and customer service capabilities. The Company continues to develop new technologies that improve fuel economy, reduce emissions, and enhance durability, safety, and vehicle performance. As a result, Federal-Mogul believes that it is uniquely positioned to effectively manage the life cycle of a broad range of original equipment products and original equipment service products (together with OEMs, “OE”) and aftermarket products to a diverse customer base.

Federal-Mogul is a leading technology supplier and, by the Company’s estimates, a market share leader in several product categories. As of December 31, 2017, Federal-Mogul had OE products included on more than 400 global vehicle platforms and more than 1,000 global powertrains used in light, medium, and heavy-duty vehicles. Motorparts is one of the industry’s largest aftermarket-focused suppliers, offering a range of maintenance and repair parts under more than 20 globally recognized brands, as well as numerous private label programs.

Supply Chain

Federal-Mogul’s highly engineered products are manufactured from a variety of raw materials and incorporate subcomponents which are distributed through a global supply chain. The Company has relationships with a considerable network of suppliers throughout the world and has found that the majority of its suppliers are three tiers or more removed from smelter and refiner operations. Therefore, Federal-Mogul must rely on its direct suppliers to work with their upstream suppliers in order to provide information on the origin of 3TG contained in components and materials supplied to Federal-Mogul. Federal-Mogul has incorporated disclosure requirements with respect to conflict minerals in its Restricted Substance Management Standard (the “Restricted Substances Standard”) and North America Terms and Conditions of Purchase (“T&Cs”), and it is Federal-Mogul’s expectation that its suppliers will adopt policies and procedures with respect to conflict minerals.

Because it is not practicable to conduct a survey of all Federal-Mogul suppliers, the Company has developed a risk-based approach to due diligence that focuses on products believed to contain 3TG based on specifications and other documentation (the “product-centric approach”), as well as suppliers thought to potentially provide Federal-Mogul with components and materials incorporating 3TG due to the nature of such components or materials (the “supplier-centric approach”). The Company believes this is a reasonable approach because the combined product-centric and supplier-centric approaches offer a unique level of corroboration in information received from suppliers as compared to information Federal-Mogul maintains on-hand, while also focusing on relevant suppliers.

Conflict Minerals Policy

The Company has adopted a conflict minerals policy which is publicly available on its website at http://www.federalmogul.com/en-US/Suppliers/Pages/ConflictMinerals.aspx.

For additional information about Federal-Mogul’s commitment to responsible sourcing and other human rights, see the Company’s Code of Conduct at http://fedmogul.uberflip.com/i/786648-federal-mogul-code-of-conduct-external and Basic Working Conditions for Suppliers policy at http://www.federalmogul.com/en-US/Suppliers/Pages/Purchasing-Policies.aspx.

2.    REASONABLE COUNTRY OF ORIGIN INQUIRY

For the period from January 1, 2017 through December 31, 2017, Federal-Mogul conducted a good faith reasonable country of origin inquiry of 3TG that are necessary to the functionality or production of the products that Federal-Mogul manufactured or contracted with others to manufacture during this period. Based on this reasonable country of origin inquiry, Federal-Mogul was unable to conclude that these 3TG did not originate from the Democratic Republic of the Congo (the “DRC”) or adjoining countries (collectively, the “Covered Countries”). Accordingly, Federal-Mogul undertook due diligence measures on the source and chain of custody of the identified necessary 3TG.

3.    DUE DILIGENCE PROCESS

Design of Due Diligence

Federal-Mogul's due diligence measures conform, in all material respects, with the due diligence framework set forth in The Organization for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and the related Supplements for tin, tantalum, and tungsten and for gold.

Due Diligence Measures Performed

Company Management Systems

Federal-Mogul has adopted a conflict minerals policy, which has been communicated to its suppliers and is publicly available on Federal-Mogul’s website.

Federal-Mogul has implemented an internal management structure to manage and oversee Federal-Mogul’s conflict minerals activities, consisting of a dedicated conflict minerals team and executive-level Conflict Minerals Steering Committee.

The Company participated in several industry-wide initiatives in an effort to develop conflict-free supply chains, including: the Electronics Industry Citizenship Coalition-Global e-Sustainability Initiative’s (EICC-GeSI) Conflict-Free Sourcing Initiative (CFSI), the Automotive Industry Action Group’s (AIAG) Conflict Minerals Work Group, and the National Association of Manufacturers’ (NAM) Conflict Minerals Task Force. Controls included an integrity policy that outlines the expected behaviors of Federal-Mogul’s employees, the Company’s Code of Conduct and the Company’s Basic Working Conditions for Suppliers policy, which provide expected business practices for suppliers, and the disclosure requirements with respect to conflict minerals in Federal-Mogul’s Restricted Substances Standard and T&Cs.

In addition, the Company has established formal requirements for suppliers related to the use and reporting of 3TG, including the implementation of a supplier conflict minerals solicitation process. Suppliers are required to complete the EICC-GeSI Conflict Minerals Reporting Template (the “CMRT”).

Finally, the Company established grievance mechanisms whereby employees, suppliers and other interested parties can report concerns or violations of Federal-Mogul’s policies. Such concerns or violations can be made via the Federal-Mogul helpline (which is described at http://www.federalmogul.com/en-US/Company/Pages/Integrity-Policy.aspx) or through a specific conflict minerals related e-mail address at conflictminerals@federalmogul.com.

Identify and Assess Risks in Federal-Mogul's Supply Chain

As a downstream user of 3TG, Federal-Mogul is many layers removed from the mine or location from which the 3TG originated and the smelters and refiners which processed the 3TG. The Company solicited relevant suppliers using due diligence tools created by the EICC-GeSI, including the CMRT. Federal-Mogul’s solicitation letter included an explanation of the 3TG and the related legal regulations, a request for suppliers to comply with the regulations and respond to Federal-Mogul, and its contact information to direct any questions. Additional solicitations and follow-ups were sent to suppliers that did not respond or provide sufficient information. During 2017, Federal-Mogul solicited approximately 184 identified “high risk” suppliers.

In addition to comparing the results of the above described supplier-centric approach with Federal-Mogul's internal product-centric approach records, the Company further verified the smelter and refiner and country of origin information provided by Federal-Mogul's suppliers by comparing it to the information contained on the CFSI website. Through this process, for suppliers who provided names of smelters and refiners, the Company confirmed the audit status of those supplier-reported smelters and refiners. For those suppliers who provided country of origin information for the 3TG, Federal-Mogul confirmed the listed countries of origin for each smelter and refiner if that information was available on the CFSI website.

Design and Implement a Strategy to Respond to Identified Risks

Federal-Mogul has implemented a risk management plan which includes: requiring suppliers to respond to the CMRT; reviewing and verifying responses from suppliers and following-up on any discrepancies; assigning levels of risk to suppliers based on the results of Federal-Mogul’s product-centric and supplier-centric due diligence approaches; and reviewing any identified smelters against the CFSI smelters list to determine audit status. Federal-Mogul monitors the information received from suppliers in response to Federal-Mogul's solicitations, and regularly shares summaries of this information with its Conflict Minerals Steering Committee. Federal-Mogul is a member of CFSI and uses data from CFSI to confirm the validation status of supplier-reported smelters and refiners, as well as reported country of origin information related to the 3TG sourced from such smelters or refiners, if available.

Support the Development and Implementation of Independent Third-Party Audits of Smelter and Refiner Sourcing

As a downstream user of 3TG, Federal-Mogul and its direct supply chain are layers removed from the mine or location from which the 3TG originated and the smelters and refiners that process the 3TG. Through Federal-Mogul's membership and participation in the CFSI, Federal-Mogul collaborates at a cross-industry level, and continues to support the development and implementation of due diligence practices and tools such as the CMRT.

Report on Supply Chain Due Diligence

Federal-Mogul publicly communicates its conflict minerals policy, due diligence activities and related supplier expectations on its website.

4.    DUE DILIGENCE RESULTS

For products manufactured from January 1, 2017 through December 31, 2017, after completing review of its products under Federal-Mogul’s product-centric approach, Federal-Mogul solicited approximately 163 identified “high risk” suppliers, including direct materials suppliers that started supplying to Federal-Mogul in 2017, to gather detailed information regarding the existence of the 3TG in products sold to Federal-Mogul, as well as the origin and chain of custody of the 3TG, using the CMRT. Of the 184 identified “high risk” suppliers solicited under the Company’s supplier-centric approach, 184 responded with a fully completed CMRT. Based on completed information provided by its suppliers, Federal-Mogul believes the smelters and refiners that may have been used to produce 3TG in Federal-Mogul’s products include those listed on Attachment I. Based on completed information provided by Federal-Mogul's suppliers and information available from the CFSI, Federal-Mogul believes that the countries of origin of 3TG processed by these smelters and refiners include the 35 countries listed on Attachment II.

5.    STEPS TAKEN TO MITIGATE RISK

Federal-Mogul intends to continue to evaluate its due diligence program, and, in particular, intends to annually review the criteria used to select suppliers for solicitation. Federal-Mogul intends to continue to engage with its suppliers to identify the 3TG used within its supply chain, as well as the origin and chain of custody of those 3TG. Federal-Mogul intends to continue to engage with third party programs such as the CFSI, and intends to continue to contact smelters and refiners identified in its supply chain survey process that have not yet received a “conflict free” designation and request their participation in the Conflict-Free Smelter Program or other independent third party audit program in order for them to obtain a “conflict free” designation. Finally, to the extent any Federal-Mogul supplier is found to be using not-yet-validated smelters and refiners within its supply chain, Federal-Mogul intends to engage that supplier and re-communicate its requirement for suppliers to commit to be DRC conflict-free, including, working with the concerned supplier to correct the situation; requesting the supplier to develop a corrective action plan to bring its operations into compliance so that supply to Federal-Mogul can continue; and, if a supplier fails to implement a corrective action plan, moving to terminate the business relationship.

Attachment I
to the Conflict Minerals Report of
Federal-Mogul LLC

SMELTER OR REFINER FACILITIES AS IDENTIFIED BY SUPPLIER CMRT RESPONSES

Mineral	Smelter or Refiner	Country
Gold	Advanced Chemical Company	UNITED STATES
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Allgemeine Gold- und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Córrego do Sítio Minerção	BRAZIL
Gold	Argor-Heraeus SA	SWITZERLAND
Gold	Asahi Pretec Corporation	JAPAN
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES
Gold	Aurubis AG	GERMANY
Gold	Bangalore Refinery	INDIA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Daejin Indus Co. Ltd	KOREA
Gold	DODUCO Contacts and Refining GmbH	GERMANY
Gold	Dowa	JAPAN
Gold	DSC (Do Sung Corporation)	KOREA
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	Geib Refining Corporation	UNITED STATES
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Ltd. Hong Kong	HONG KONG
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Company Limited	CHINA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kazzinc Ltd	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold	Kojima Chemicals Co., Ltd	JAPAN
Gold	Korea Zinc Co., Ltd	KOREA

Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	LS-NIKKO Copper Inc.	KOREA
Gold	Materion	UNITED STATES
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd	HONG KONG
Gold	Metalor Technologies (Singapore) Pte. Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies SA	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.ª.	TURKEY
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ogussa Osterreichische Gold	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd	JAPAN
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	RUSSIAN FEDERATION
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	PAMP SA	SWITZERLAND
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Précinox SA	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd	SOUTH AFRICA
Gold	Remondis Argentia B.V.	NETHERLANDS
Gold	Republic Metals Corporation	UNITED STATES
Gold	Royal Canadian Mint	CANADA
Gold	Samduck Precious Metals	KOREA
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	Schone Edelmetaal	NETHERLANDS
Gold	SEMPSA Joyería Platería SA	SPAIN
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	T.C.A.S.p.A	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	The Refinery of Shandong Gold Mining Co. Ltd	CHINA
Gold	Tokuriki Honten Co., Ltd	JAPAN
Gold	Torecom	KOREA
Gold	Umicore Brasil Ltda	BRAZIL
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore SA Bus Unit Precious Metals Refining	BELGIUM

Gold	United Precious Metal Refining, Inc.	UNITED STATES
Gold	Valcambi S.A.	SWITZERLAND
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Yamakin Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corp.	CHINA
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES
Tantalum	Exotech Inc.	UNITED STATES
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co. Ltd.	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Jiangxi Tuohong New Raw Material.	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	KEMET Blue Powder	UNITED STATES
Tantalum	King-Tan Tantalum Industry Ltd	CHINA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India (Pvt.) Ltd.	INDIA
Tantalum	Mineração Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining & Smelting	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	NPM Silmet AS	ESTONIA
Tantalum	QuantumClean	UNITED STATES
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	RFH Tantalum Smeltry Co., Ltd	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemicals	JAPAN
Tantalum	Telex Metals	UNITED STATES
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd	CHINA

Tin	Alpha	UNITED STATES
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	CV DUA Sekawan	INDONESIA
Tin	CV Gita Pesona	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV Tiga Sekawan	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Dowa	JAPAN
Tin	Electo-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIETNAM
Tin	EM Vinto	BOLIVIA
Tin	Fenix Metals	POLAND
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA
Tin	Gejiu Jinye Mineral Company	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tin	Huichang Jinshunda Tin Co. Ltd	CHINA
Tin	Jiangxi Ketai Advanced Materials Co., Ltd	CHINA
Tin	Magnu’s Minerais Metais e Ligas LTDA	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Melt Metais e Ligas S/A	BRAZIL
Tin	Metallic Resources, Inc.	UNITED STATES
Tin	Metallo Belgium N.V.	BELGIUM
Tin	Metallo Spain S.L.U.	SPAIN
Tin	Mineração Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Modeltech Sdn Bhd	MALAYSIA
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Operaciones Metalurgical S.A.	BOLIVIA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA

Tin	PT Karimun Mining	INDONESIA
Tin	PT Kijang Jaya Mandiri	INDONESIA
Tin	PT Lautan Harmonis Sejahtera	INDONESIA
Tin	PT Menara Cipta Mulia	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT O.M. Indonesia	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	Resind Indústria e Comércio Ltda	BRAZIL
Tin	Rui Da Hung	TAIWAN
Tin	Soft Metais, Ltda.	BRAZIL
Tin	Thaisarco	THAILAND
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Tin Company Ltd.	CHINA
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIETNAM
Tungsten	Chenzhou Diamond Tungsten Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W &M. Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp	UNITED STATES
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tungsten	H.C.Starck Tungsten GmbH	GERMANY
Tungsten	Hunan Chenzhou Mining Co. Ltd	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES

Tungsten	Kennametal Huntsville	UNITED STATES
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Niagara Refining LLC	UNITED STATES
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIETNAM
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd	VIETNAM
Tungsten	Vietnam Youngsun Tungsten Industry Co. Ltd.	VIETNAM
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinfeng Rendan Shaguan Tungsten Co., Ltd.	CHINA

Attachment II
to the Conflict Minerals Report of
Federal-Mogul LLC

COUNTRIES OF ORIGIN OF MINERALS
REPORTED BY SUPPLIER CMRT SMELTERS AND REFINERS

Australia, Austria, Belgium, Bolivia, Brazil, Canada, China, Estonia, Germany, India, Indonesia, Italy, Japan, Kazakhstan, Korea, Kyrgyzstan, Malaysia, Mexico, Netherlands, Peru, Philippines, Poland, Russian Federation, Singapore, South Africa, Spain, Sweden, Switzerland, Taiwan Thailand, Turkey, United Arab Emirates, United States of America, Uzbekistan, and Vietnam.